EXHIBIT 99.1
                                                                  ------------


FOR IMMEDIATE RELEASE

For more information, please contact:
Robert C. Singer
Chief Financial Officer
Williams Scotsman International, Inc.
(410) 931-6108


                     WILLIAMS SCOTSMAN INTERNATIONAL, INC.
           ANNOUNCES PRICING OF PUBLIC OFFERING AT $26.25 PER SHARE;
                    OFFERING INCREASED BY 1,331,646 SHARES

BALTIMORE - May 10, 2006 - Williams Scotsman International, Inc. (NASDAQ:WLSC), a leading provider of mobile and modular space solutions, announced today that it had priced its public offering of 8,687,646 shares of its common stock at $26.25 per share. Of the shares, 2,101,724 shares are offered by the company and 6,585,922 shares are offered by selling stockholders. The selling stockholders include related parties of The Cypress Group L.L.C. and Keystone Group, L.P. and certain members of senior management, including the company's Chief Executive Officer, Gerard Holthaus. To the extent that the underwriters sell more than 8,687,646 shares of common stock, the underwriters have the option to purchase up to an additional 1,303,147 shares of common stock from the selling stockholders at the public offering price less the underwriting discount. The size of the offering was increased from the original offering size by an aggregate of 1,331,646 shares (or an aggregate of 1,531,393 shares if the underwriters exercise their over-allotment in full). All of the additional shares will be sold by the selling stockholders, including 50,000 shares by Gerard Holthaus (assuming the underwriters exercise their over-allotment option in full). The offering is expected to close on or about May 16, 2006.

The company intends to use the proceeds of the offering to repay a portion of its existing bank credit facility. The company will not receive any proceeds from the sales of shares offered by the selling stockholders.

Citigroup Corporate and Investment Banking, CIBC World Markets Corp. and Lehman Brothers Inc. acted as joint book runners and were joined by Robert W. Baird & Co. and Deutsche Bank Securities Inc. as joint lead managers.

This press release shall not constitute an offer to sell or the solicitation of any offer to buy the securities described above, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. The offering of these securities will be made only by means of a prospectus. Copies of prospectuses relating to the offering may be obtained from Citigroup Corporate and Investment Banking's Prospectus Department at 140 58th Street, 8th floor, Brooklyn, New York 11220, (718) 765-6732; CIBC World Markets Corp.'s Prospectus Department, 425 Lexington Avenue, 5th floor, New York, New York 10017, useprospectus@us.cibc.com, (212) 667-7200 OR (866) 895-5637; and
Lehman Brothers Inc. at ADP Financial Services, Integrated Distribution Services, 1155 Long Island

Avenue, Edgewood, New York, 11717, charmany_hill@adp.com, (631)-254-7118, fax:
(631) 254-7134.

About Williams Scotsman International, Inc.

Williams Scotsman International, Inc., headquartered in Baltimore, Maryland, through its subsidiaries, is a leading provider of mobile and modular space solutions for the construction, education, commercial, healthcare and government markets. The company serves over 25,000 customers, operating a fleet of over 99,000 modular space and storage units that are leased through a network of 86 locations throughout North America. Williams Scotsman provides delivery, installation, and other services, and sells new and used mobile office products. Williams Scotsman also manages large modular building projects from concept to completion. Williams Scotsman is a publicly traded company (NASDAQ:WLSC) with operations in the United States, Canada, Mexico, and Spain.

All statements other than statements of historical fact included in this press release are forward-looking statements and involve expectations, beliefs, plans, intentions or strategies regarding the future. Although the company believes that the expectations reflected in these forward-looking statements are reasonable, it assumes no responsibility for the accuracy and completeness of these forward-looking statements and gives no assurance that these expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the company's expectations are disclosed under "Risk Factors" and elsewhere in the company's 10-K, 10-Q and other SEC filings, including, but not limited to, substantial leverage and its ability to service debt, changing market trends in its industry, general economic and business conditions including a prolonged or substantial recession, its ability to finance fleet and branch expansion and to locate and finance acquisitions, its ability to implement its business and growth strategy and maintain and enhance its competitive strengths, intense industry competition, availability of key personnel and changes in, or the failure to comply with, government regulations. The company assumes no obligation to update any forward-looking statement.



                                      ###